As filed with the Securities and Exchange Commission on October 28, 1999 Registration Statement No. 333-__________
=====================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
=====================================================================
                            LAFAYETTE BANCORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

              Indiana                                      35-1605492
(State or Other Jurisdiction                           (I.R.S. Employer
of Incorporation or Organization)                    Identification Number)

                              133 North 4th Street
                            Lafayette, Indiana 47902
                    (Address of Principal Executive Offices)

          LAFAYETTE BANCORPORATION 1998 NONQUALIFIED STOCK OPTION PLAN LAFAYETTE BANCORPORATION NON-QUALIFIED STOCK OPTION PLAN (ADOPTED IN 1995)
                            (Full Title of the Plans)

                                                          Copy to:
         Robert J. Weeder                              John R. Zerkle
President and Chief Executive Officer           Leagre Chandler & Millard LLP
         133 North 4th Street         135 North Pennsylvania Street, Suite 1400
     Lafayette, Indiana 47902                    Indianapolis, Indiana 46204
         (765) 423-7100                             (317) 808-3000
(Name, address and telephone number,
including area code, of Agent for Service)
                            ----------------------------

                        CALCULATION OF REGISTRATION FEE*

=======================================-----------------------------------------------------------------------===================
                                                                 Proposed Maximum        Proposed Maximum         Amount of
 Title of Securities to be Registered       Amount to be        Offering Price Per      Aggregate Offering     Registration Fee
                                           Registered (1)              Share                   Price
--------------------------------------------------------------------------------------------------------------===================
Common Stock, no par value, subject        143,435                   $21.96 (2)           $3,149,833(2)           $875.66
to outstanding options or issued upon
the exercise of options
--------------------------------------------------------------------------------------------------------------===================
 Common Stock, no par value, reserved       44,906                  $39.00 (3)            $1,751,334 (3)           $486.88
for future grant of options
=================================================================================================================================

*Numbers of shares and offering price information have been adjusted to reflect stock dividends previously paid but do not reflect the three-for-two stock split to be paid on November 1, 1999, to holders of record as of September 30, 1999.

(1) The shares to be registered consist of 133,465 shares covered by options that have been granted pursuant to the Lafayette Bancorporation 1998 Nonqualified Stock Option Plan (the "1998 Plan") and the Lafayette Bancorporation Non-Qualified Stock Option Plan adopted in 1995 (the "1995 Plan"), 9,970 shares previously issued under the 1998 Plan and 1995 Plan upon the exercise of options, and 44,906 shares remaining available for issuance upon the exercise of options that may be granted pursuant to the 1998 Plan and 1995 Plan. This Registration Statement also covers any additional shares that may hereafter become issuable as a result of the adjustment provisions of the 1998 Plan and 1995 Plan.

(2) Calculated pursuant to Rule 457(h) for the purpose of calculating the registration fee, based on the average price at which outstanding options may be or have been exercised pursuant to the 1998 Plan and the 1995 Plan.
(3) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(c) and (h), based on the average of the bid and asked prices for the Registrant's Common Stock on October 26, 1999, as quoted on the NASD Over-The-Counter Bulletin Board.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

         Information required by Part I, Item 1 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the introductory Note to Part I of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information.

         Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Lafayette Bancorporation plans that are covered by this Registration Statement are available without charge by contacting Michelle D. Turnpaugh, Secretary, at (765) 423-7100.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents of Lafayette Bancorporation (the "Registrant") filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

         (a)(1) Annual Report on Form 10-K of the Registrant filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for the Registrant's fiscal year ended December 31, 1998.

         (b)(1) Quarterly Report on Form 10-Q for the Registrant filed with the Commission pursuant to the Exchange Act, for the Registrant's fiscal quarter ended March 31, 1999.

         (b)(2) Quarterly Report on Form 10-Q for the Registrant filed with the Commission pursuant to the Exchange Act, for the Registrant's fiscal quarter ended June 30, 1999.

         (c)(1) The description of the Common Stock of the Registrant contained under Item 11, "Description of Registrant's Securities to Be Registered," in the Registrant's Registration Statement on Form 10 filed with the Commission on April 30, 1997.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Under the Indiana Business Corporation Law ("IBCL") and Section 9.3 of the Registrant's Amended Articles of Incorporation, directors and officers of the Registrant or any of its subsidiaries are entitled to indemnification against reasonable expenses incurred in the defense of any civil or criminal claim, action, suit or proceeding to which they are parties because they are directors or officers of the Registrant and in which they are wholly successful.
Section 9.3 of the Amended Articles also provides for the optional indemnification of directors and officers, even if they are not wholly successful and even if they are adjudged liable or guilty, if (1) they acted in good faith; (2) in the case of conduct in their official capacity with the Registrant and its subsidiaries, they reasonably believed their conduct to be the best interests of the Registrant and its subsidiaries, and, in all other cases, they reasonably believed that their conduct was at least not opposed to the best interests of the Registrant and its subsidiaries; and (3) with respect to any criminal action, they had reasonable cause to believe their conduct was lawful or had no reasonable cause to believe their conduct unlawful. Section 9.3 requires that the determination of whether directors or officers have met the standard of conduct so as to permit optional indemnification be made by disinterested directors, special legal counsel or a majority vote of the shares of the Registrant's voting stock held by disinterested shareholders. The Registrant also may indemnify and advance expenses to employees and agents to the extent that such indemnification is consistent with public policy and as may be provided in its Articles, Bylaws, by action of the Board of Directors or by contract.

         Under the IBCL, a director of the Registrant cannot be held liable for actions that do not constitute wilful misconduct or recklessness. In addition, a director of the Registrant against whom a shareholders' derivative suit has been filed cannot be held liable if a committee of disinterested directors of the Registrant, after a good faith investigation, determines either that the shareholder has no right or remedy or that pursuit of that right or remedy will not serve the best interests of the Registrant.

         At present, there are no claims, actions, suits or proceedings pending where indemnification would be required under the above, and the Registrant does not know of any threatened claims, actions, suits or proceedings which may result in a request for such indemnification.

         In addition, officers and directors of the Registrant are entitled to indemnification under an insurance policy of the Registrant for expenditures incurred by them in connection with certain acts in their capacities as such and providing reimbursement to the Registrant for expenditures in indemnifying such directors and officers for such acts. The maximum aggregate coverage for the Registrant and insured individuals is $10,000,000 for claims made during each policy year, with the policies subject to self-retention and deductible provisions.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following exhibits are filed herewith:

Exhibit No.       Description

3.1 Amended Articles of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form 10 filed on April 30, 1997 (the "Form 10").

3.2  Amended  and  Restated  By-laws  of  Registrant   (incorporated  herein  by
     reference to Exhibit 3.2 to the Form 10).

5 Opinion of Leagre Chandler & Millard LLP, regarding legality of securities being offered, including consent.

23   Consent of Crowe Chizek and Company LLP.

24   Power of Attorney (included on page II-7).


Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

               Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lafayette, Indiana, on this 13th day of September, 1999.

                                       LAFAYETTE BANCORPORATION


                                       By: /s/Robert J. Weeder
                                           Robert J. Weeder
                                           President and Chief Executive Officer


                        POWER OF ATTORNEY AND SIGNATURES

         Each person whose signature appears below constitutes and appoints Robert J. Weeder and Marvin S. Veatch, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933.

         Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.


                  Date                         Signature and Title


Date:        September 13, 1999           /s/Robert J. Weeder
                                         ---------------------------------
                                         Robert J. Weeder, President (Principal
                                         Executive Officer) and Director


Date:        September 13, 1999          /s/Richard A. Boehning
                                         Richard A. Boehning, Director


Date:        September 13, 1999          /s/Joseph A. Bonner
                                         Joseph A. Bonner, Director


Date:        September 13, 1999          /s/Wilbur L. Hancock
                                         Wilbur L. Hancock, Director


Date:        September 13, 1999          /s/Roy D. Meeks
                                         Roy D. Meeks, Director


Date:        September 13, 1999          /s/Marvin S. Veatch
                                         Marvin S. Veatch, Controller
                                         (Principal Accounting Officer and
                                         Principal Financial Officer)